UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2010

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 326-5807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the annual meeting of stockholders of Regions Financial Corporation (“Regions”) on May 13, 2010, the stockholders approved the Regions Financial Corporation 2010 Long Term Incentive Plan (the “2010 LTIP”). The 2010 LTIP was previously approved by the Board of Directors of Regions, subject to stockholder approval. The 2010 LTIP replaces the Regions Financial Corporation 2006 Long-Term Incentive Plan and the AmSouth Bancorporation 2006 Long Term Incentive Compensation Plan (the “2006 Plans”). Upon stockholder approval of the 2010 LTIP, the 2006 Plans are closed to further grants and the shares still available for grant under the 2006 Plans will not be available for grant under the 2010 LTIP. The 2010 LTIP will be administered by the Compensation Committee of the Board of Directors.

The 2010 LTIP generally provides for the granting to officers, including Regions’ executive officers, key employees and non-employee Directors of Regions of non-qualified stock options, incentive stock options, stock appreciation rights and shares of stock designated as restricted stock, restricted stock units or share-indexed dollar equivalents in the form of performance shares or performance units, and other equity and/or cash based awards. The number of shares of Regions common stock, par value $.01 per share, authorized for issuance through the 2010 LTIP is one hundred million common share equivalents.

The above description of the 2010 LTIP does not purport to be complete and is qualified in its entirety by reference to the plan document included as Appendix B to Regions’ Proxy Statement dated April 1, 2010 and filed with the Securities and Exchange Commission on April 1, 2010 and which Appendix B is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At Regions’ annual meeting of stockholders held on May 13, 2010, the stockholders reelected Regions’ 12 incumbent Directors standing for election, approved executive compensation, approved the Regions Financial Corporation 2010 LTIP, approved the Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock and make certain technical changes, ratified the selection of Ernst & Young LLP as Regions’ independent registered public accounting firm for the 2010 fiscal year, rejected a stockholder proposal prohibiting tax gross-ups and rejected a stockholder proposal regarding posting a report, updated semi-annually, of political contributions.

The following is a summary of the voting proposals for each matter presented to our stockholders:

1. An election of 12 Directors was held and the shares were voted as follows for the election of each of the following:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Samuel W. Bartholomew, Jr.	733,374,012	64,170,822	4,723,621	200,803,736

George W. Bryan	762,546,695	35,014,804	4,706,956	200,803,736

David J. Cooper, Sr.	717,253,846	80,215,154	4,799,455	200,803,736

Earnest W. Deavenport, Jr.	711,307,312	86,368,267	4,592,876	200,803,736

Don DeFosset	769,979,409	27,525,263	4,763,783	200,803,736

O. B. Grayson Hall, Jr.	770,653,096	27,050,220	4,565,139	200,803,736

Charles D. McCrary	765,019,365	32,588,088	4,661,002	200,803,736

James R. Malone	766,027,429	31,556,455	4,684,571	200,803,736

Susan W. Matlock	764,409,909	33,251,560	4,606,986	200,803,736

John E. Maupin, Jr.	770,563,939	26,918,027	4,786,489	200,803,736

John R. Roberts	770,127,974	27,504,532	4,635,949	200,803,736

Lee J. Styslinger III	766,722,757	31,050,622	4,495,076	200,803,736

2. Nonbinding stockholder approval of executive compensation was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated April 1, 2010. The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
881,622,606	110,342,070	11,107,515	0

3. Regions proposal to approve the Regions Financial Corporation 2010 Long Term Incentive Plan was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated April 1, 2010. The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
654,899,103	138,998,064	8,371,288	200,803,736

4. Regions proposal to approve the Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock and make other technical changes was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated April 1, 2010. The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
931,068,719	61,413,916	10,589,556	0

5. Regions proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2010 fiscal year was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated April 1, 2010 hereto. The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
982,012,327	16,440,123	4,619,741	0

6. A stockholder proposal prohibiting tax gross-ups was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated April 1, 2010. The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
281,509,767	512,448,030	8,310,658	200,803,736

7. A stockholder proposal regarding posting a report, updated semi-annually, of political contributions was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated April 1, 2010. The vote with respect to this proposal was:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
204,910,531	407,832,982	189,524,942	200,803,736

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Regions Financial Corporation 2010 Long Term Incentive Plan, incorporated by reference to Appendix B to Regions Financial Corporation’s Proxy Statement dated April 1, 2010 and filed with the Securities and Exchange Commission on April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: May 18, 2010